Exhibit 99.1

American Energy Production Inc.
Letter of Resignation from Director Tom Baker October 5, 2004

October 5, 2004

Mr. Charles Bitters
Chairman and Chief Executive Officer
American Energy Production, Inc.

Dear Charles:

After much deliberation over the past few weeks, I am regretfully tendering my resignation from the Board of Directors of American Energy Production, Inc. to pursue other business interests effective with this letter.

Thank you for the opportunity to serve on the Board and I wish you and the Company the best in future endeavors.

Sincerely BY: /s/ Tom Baker —————————————— Tom Baker